Exhibit 99.2 – Unaudited Interim Consolidated Financial Statements

DIGITAL INSTRUCTOR LLC
UNAUDITED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
ASSETS	2008	2007

Current assets:
Cash and cash equivalents	$94,683	$76,611
Accounts receivable	52,646	42,950
Credit card holdbacks	350,349	432,120
Member note receivable	27,988	30,977
Prepaid licenses-current	47,539	36,360
Inventory	62,064	61,491

Total current assets	635,269	680,509

Property and equipment, net	34,384	49,260
Prepaid licenses-long term	23,415	34,594
Other assets	3,287	2,536

Total assets	$696,355	$766,899

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$262,978	$302,789
Accrued liabilities	149,925	164,099

Total current liabilities	412,903	466,888

Commitments and contingencies.

Members' equity (deficit)	283,452	300,011

Total liabilities and members’ equity (deficit)	$696,355	$766,899

DIGITAL INSTRUCTOR LLC
UNAUDITED INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS AND CHANGES IN MEMBERS' EQUITY (DEFICIT)
for the six months ended June 30, 2008 and 2007

	Six months ended June 30,	Six months ended June 30,
	2008	2007

Net revenues	$1,870,877	$2,150,507

Cost of revenues	149,575	144,999

Gross profit	1,721,302	2,005,508

Operating expenses:
Advertising	907,777	1,107,771
Bank and credit card fees	211,733	245,828
Salaries and benefits	341,330	129,683
Professional fees	116,321	81,268
Office expense	40,413	29,007
Website programming and design	20,134	57,697
Rent	60,728	22,834
Travel and entertainment	13,190	16,911
Repairs and maintenance	-	10,186
License fees	2,456	3,983
Miscellaneous	4,545	2,890
Depreciation	19,233	8,197

Total operating expenses	1,737,860	1,716,255

Income (loss) from operations	(16,558)	289,253

Interest expense, net	1	165

Net income (loss)	(16,559)	289,088

Members' equity (deficit), beginning of year	300,011	(4,056)

Contributions	-	-

Distributions	-	51,655

Members' equity (deficit), end of year	$283,452	$233,377

DIGITAL INSTRUCTOR LLC
UNAUDITED INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS
for the six months ended June 30, 2008 and 2007

	2008	2007

Cash flows from operating activities:
Net income (loss)	$(16,559)	$289,088
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	19,233	8,197
Amortization of product license costs	20,000	10,000
Debt issued in lieu of payment for services
Changes in current assets and liabilities:
Accounts receivable	(9,696)	33,674
Credit card holdbacks	81,771	(180,643)
Prepaid licenses	(20,000)	(35,001)
Inventories	(573)	(119,389)
Other assets	(751)	(698)
Accounts payable	(39,811)	328,171
Accrued liabilities	(14,174)	(34,756)
Net cash provided by (used in) operating activities	19,440	298,643

Cash flows from investing activities:
Collection of note receivable made to member	2,989	-
Cash purchases for property and equipment	(4,357)	(26,226)
Net cash flows used in investing activities	(1,368)	(26,226)

Cash flows from financing activities:
Payment of member note payable	-	(24,000)
Distributions to equity members	-	(51,655)
Net cash flows (used in) provided by financing activities	-	(75,655)

Net increase in cash and cash equivalents	18,072	196,762

Cash and cash equivalents, beginning of period	76,611	67,071

Cash and cash equivalents, end of period	$94,683	$263,833

Digital Instructor LLC

Notes to UNAUDITED INTERIM Consolidated Financial Statements

Organization and Summary of Significant Accounting Policies

Business

Digital Instructor LLC and subsidiaries (the Company) was formed as a limited liability company in Colorado in 2006 as an e-commerce marketing company offering educational and instructional content direct to consumers.  Located in Boulder, Colorado, the Company offers high quality, digital content in the areas of computer software education, early learning for children, debt settlement and relationship/marriage counseling.  The Company’s mission is to offer products that allow consumers to improve their lives in business and in everyday life.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries, Digital Instructor EU Ltd., Overnight Genius Ltd., and Pagoda Marketing, Inc.  Intercompany transactions and balances are eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and reported amounts of revenues and expenses during the reporting period.  Such estimates include a reserve for returns and credit card chargebacks and accrued liabilities.  Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include all cash balances and highly liquid investments purchased with an original maturity of three months or less.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, are cash equivalents and accounts receivable. The Company maintains cash and cash equivalents with one financial institution.  During the period ended June 30, 2008, the Company had no deposits in excess of the Federal Deposit Insurance Corporation (FDIC).  With respects to accounts receivable, the Company limits its credit risk by utilizing an internet authentication service.

Inventories

Inventories consist of purchased finished goods and are valued at the lower of cost (first-in, first-out) or market.  Provisions, when required, are made to reduce excess and obsolete inventories to their estimated net realizable values.  There were no provisions for excess and obsolete inventories at June 30, 2008 or December 31, 2007.

1.	Organization and Summary of Significant Accounting Policies, continued

Property and Equipment

Property and equipment are stated at cost.  The Company depreciates property and equipment using the straight-line method over the estimated useful lives of the assets, estimated at five to seven years.  Salvage values of these assets are not considered material.  Repairs and maintenance costs that do not increase useful lives and/or enhance the value of the assets are charged to operations as incurred.

Revenue Recognition

The Company's revenues consist of sales of educational and instructional computer software.  The Company recognizes revenue once collectability is established, delivery of services has occurred, all performance obligations have been satisfied, and no refund obligations exist.

Advertising Costs

The Company expenses advertising costs as incurred.  Advertising expenses were $907,777 and $1,107,771 in the first six months of 2008 and 2007, respectively.

Shipping and Handling Costs

The Company’s shipping and handling costs are included in cost of sales for all periods presented.

Income Taxes

The Company is an LLC and therefore all profits are allocated directly to the owners of the LLC and there are no income taxes attributable to the LLC.

2.	Accounts Receivable

Accounts receivable consists of amounts due the Company from the credit card processors as a result of the normal lag time between the transaction settlement and payment.  As of June 30, 2008 and December 31, 2007, the balance of accounts receivable was $52,646 and $42,950, respectively.

3.	Credit Card Holdbacks

Credit card holdbacks are reserves maintained by the credit card processors for any potential chargebacks.  As of June 30, 2008 and December 31, 2007, the balance of credit card holdbacks was $350,349 and $432,120, respectively.  The Company maintains a separate accrual for returns and chargebacks as a component of accrued liabilities.  The balance of this accrual at June 30, 2008 and December 31, 2007 $66,460 and $60,327, respectively.

4.	Prepaid Licenses

Prepaid licenses consist of payments made for licenses on the software the Company sells and range in term from three to five years.  The balance of prepaid licenses as of June 30, 2008 and December 31, 2007 $70,954 and $70,954, respectively.

5.	Property and Equipment, Net

Property and equipment, net comprised the following:

	June 30, 2008	December 31, 2007
Computers and equipment	$46,256	$44,885
Furniture and fixtures	28,635	25,649
Less accumulated depreciation	(40,507)	(21,274)
	$34,384	$49,260

Depreciation expense for the six months ended June 30, 2008 and the year ended 2007 was $19,233 and $16,394, respectively.

6.	Accrued Liabilities

Accrued liabilities were comprised of the following at June 30, 2008 and December 31, 2007:

	June 30, 2008	December 31, 2007
Reserve for returns and chargebacks	$66,460	$60,327
Accrued marketing expense	83,465	65,280
Accrued payroll	-	38,492
	$149,925	$164,099

7.	Members’ equity

The Members of the Company are divided into two classes.  Class A Members are comprised of the founders of the company.  The equity balance held by Class A Members was$16,548 and $18,140 as of June 30, 2008 and December 31, 2007, respectively.  Class B Members are comprised of all other members not included in Class A.  The equity balance held by Class B Members was $266,904 and $281,871 as of June 30, 2008 and December 31, 2007, respectively.  In general, profits and losses are allocated to the members of the Company in proportion to their respective membership units.

8.	Lease Commitments

The Company leases its office facilities under two noncancelable operating lease agreements that expire June 30, 2012.

The minimum future lease payments under the operating lease are as follows:

Year Ending December 31:
2008	$38,381
2009	78,214
2010	80,967
2011	83,838
2012	42,603

$324,003

Lease expense charged to operations (including CAM charges) for the six months ended June 30, 2008 and 2007 was $60,728 and $22,834, respectively.

9.	Related Party Transactions

In May 2006, the Company entered into a short-term non-interest bearing note payable with its managing member for $24,000. This note was paid in full during July 2007.

The Company entered into a note receivable with the managing member of the Company in July 2007.  The note bears interest at 4.86% per annum.  The balance as of June 30, 2008 and December 31, 2007 consisted of $27,310 of principle and $678 of interest, and $30,463 and $514 of interest, respectively.